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As filed with the Securities and Exchange Commission on August 21, 2001

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

UTILICORP UNITED INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	44-0541877
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

20 West Ninth Street
Kansas City, Missouri 64105-1711
(Address of Registrant's principal executive offices)

UTILICORP UNITED INC.
AMENDED AND RESTATED 1986 STOCK INCENTIVE PLAN
(Full title of the plan)

LESLIE J. PARRETTE, JR., ESQ.
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
UTILICORP UNITED INC.
20 WEST NINTH STREET
KANSAS CITY, MISSOURI 64105-1711
(816) 421-6600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00 per share(2)	7,000,000 shares	$30.70(1)	$214,900,000	$53,725

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on August 15, 2001.

(2)
Includes a preference stock purchase right attached to each share of common stock that, prior to the occurrence of certain events, will not be evidenced separately from the common stock.

EXPLANATORY NOTE

    The purpose of this Registration Statement is to register 7,000,000 additional shares of Common Stock, par value $1.00 per share, of UtiliCorp United Inc. (the "Company"), issuable pursuant to the Company's Amended and Restated 1986 Stock Incentive Plan. In accordance with General Instruction E on Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-19671) are incorporated by reference.

Item 8:		EXHIBITS
4	(a)*	Certificate of Incorporation (Exhibit 3(a)(1) to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).
4	(b)*	Bylaws (Exhibit 3.1 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
5		Opinion of Leslie J. Parrette, Jr., counsel to the Company.
23.1		Consent of Leslie J. Parrette, Jr., counsel to the Company (included in Exhibit 5).
23.2		Consent of Arthur Andersen LLP, Kansas City, Missouri, independent public accountants.
24		Power of Attorney (contained in the signature page to the registration statement).

(An * denotes that the item is herein incorporated by reference.)

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on August 20, 2001.

UTILICORP UNITED INC.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer (Principal Financial and Accounting Officer)

The undersigned directors of UtiliCorp United Inc. appoint Richard C. Green, Jr. and Leslie J. Parrette, Jr. our true and lawful attorneys with power to each of them to sign for us this registration statement and any and all amendments to this registration statement, and generally do all such things in our names and in our capacities as directors to enable UtiliCorp United Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with this offering.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of August 8, 2001 by the following persons in the capacities indicated:

SIGNATURE	TITLE

/s/ RICHARD C. GREEN, JR. Richard C. Green, Jr.	Chairman of the Board and Chief Executive Officer* (Principal Executive Officer)
/s/ DAN STREEK Dan Streek	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT K. GREEN Robert K. Green	President, Chief Operating Officer and Director*
/s/ JOHN R. BAKER John R. Baker	Director*
/s/ IRVINE O. HOCKADAY Irvine O. Hockaday	Director*
/s/ STANLEY O. IKENBERRY Stanley O. Ikenberry	Director*
/s/ ROBERT F. JACKSON, JR. Robert F. Jackson, Jr.	Director*
/s/ L. PATTON KLINE L. Patton Kline	Director*
/s/ HERMAN CAIN Herman Cain	Director*
*
A majority of the board of directors

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EXPLANATORY NOTE
SIGNATURES